Bad Toys, Inc.

                             Exhibits to Form 10-KSB
                   For the Fiscal Year Ended December 31, 1999


  Exhibit No.                                Description

     2             -      Plan and Agreement of Merger Between Bad
                          Toys, Inc. and Myca Group, Inc.

     3             -      Articles of Incorporation of Bad Toys, Inc.*

     3.1           -      Bylaws of Bad Toys, Inc.*

     4             -      Convertible  promissory  note  dated  January  5, 1999
                          issued by the Company to Barrick Properties, LLC, which note is representative of other convertible promissory notes issued by the Company.*

     10            -      Kingsport,  Tennessee  facility  lease   between   the
                          Company and Gary C. and Andrea W. Andes*

     10.1          -      Stock Option Plan*

     27            -      Financial Data Schedule

        *Previously filed with Form 10-SB; Commission File No. 0- 29836, incorporated herein.

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                       BAD TOYS, INC. AND MYCA GROUP, INC.


        THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") is made and entered into this ___ day of March, 2000 by and between Bad Toys, Inc. ("Bad Toys"), a Nevada corporation, and Myca Group, Inc. ("Myca Group"), an Ohio corporation.

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Bad Toys and of Myca Group deem it advisable for the general welfare and advantage of Bad Toys and Myca Group and their respective shareholders that Myca Group merge with and into Bad Toys pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Nevada and State of Ohio; and

        WHEREAS, the parties intend that the transaction shall constitute a tax-free reorganization for federal income tax purposes.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the parties, the parties hereby agree as follows:

        1. The Merger; Tax Effect. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 3), in accordance with the applicable statutory provisions of the State of Nevada and State of Ohio, Myca Group will be merged with and into Bad Toys and the separate corporate existence of Myca Group shall thereupon cease (the "Merger"). Bad Toys will be the surviving corporation in the Merger (hereafter being sometimes called the "Surviving Corporation"), and the separate corporate existence of Bad Toys with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The parties intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code").

                                                                       Exhibit 2
                                                              Page 1 of 30 Pages

        2. Closing. The delivery of the certificates, documents and other instruments called for by this Agreement shall take place at the office of Frost & Jacobs, 2500 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202, at a closing (the "Closing") on a date fixed by agreement of Bad Toys and Myca Group (the "Closing Date") as promptly as practicable within ten business days after the latest to occur: the approval of the Merger by the Bad Toys shareholders and the satisfaction of all conditions precedent (or the waiver thereof) to the Merger.

        3. Effective Time. As soon as practicable following the Closing, Bad Toys will cause (i) the Articles of Merger (the "Nevada Articles of Merger") to be filed with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") and (ii) the Articles of Merger (the "Ohio Articles of Merger") to be filed with the Secretary of State of the State of Ohio (the "Ohio Secretary of State"). The Merger will become effective (the "Effective Time") on the date on which the latest of the following actions will have been completed:
(i) at the time when the Nevada Certificate of Merger is accepted for filing by the Nevada Secretary of State, (ii) at the time when the Ohio Articles of Merger are accepted for filing by the Ohio Secretary of State or (iii) such later time agreed to by Bad Toys and Myca Group and established under the Nevada and Ohio Articles of Merger but not later than 30 days after the Closing Date.

        4. Governing Law; Articles of Incorporation. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada. The Articles of Incorporation of the Surviving Corporation, at the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until the same will be further amended or altered in accordance with the provisions thereof.

        5. Regulations. The Bylaws of Bad Toys at the Effective Time will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

        6. Directors and Officers. The persons serving as Directors of Myca Group at the Effective Time will be the Directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Myca Group at the Effective

                                                                       Exhibit 2
                                                              Page 2 of 30 Pages

Time will be the officers of the Surviving Corporation.

        7. Conversion of Shares in the Merger. The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the constituent corporation into shares of the Surviving Corporation are as follows:

               (a) Bad Toy's Common Shares. None of the shares of Bad Toys' common stock issued at the Effective Time will be converted as a result of the Merger, but all of such shares will remain issued shares of Bad Toys. Authorized but unissued shares of Bad Toys stock and treasury shares of Bad Toys will not be converted in the Merger but will remain authorized but unissued shares and treasury shares of Bad Toys.

               (b) Myca Group's Common Shares. At the Effective Time, each Myca Group Common Share outstanding immediately prior to the Effective Time will by virtue of the Merger be converted into shares of Bad Toys common stock as determined pursuant to Section 7(c) below, and each Myca Group Common Share held in Treasury immediately prior to the Effective Time will be cancelled.

               (c)    Consideration; Exchange Ratio.

                      (i) Each Myca Group Common Share issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for, 400,000 shares of Bad Toys common stock. In the event that prior to the Effective Time the outstanding Bad Toys common stock has been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Bad Toy's capitalization, all without Bad Toys receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number of shares of Bad Toys common stock to be received for each Myca Group
                             Common Share. In addition, as part of the consideration for the Merger,

                                                                       Exhibit 2
                                                              Page 3 of 30 Pages
                             each Myca Group shareholder shall receive $200,000 or all of the Myca Group shareholders shall receive $800,000 in the aggregate.
                      (ii) Each holder of outstanding Myca Group Common Shares after the Effective Time, upon surrender of their stock certificates to Bad Toys, will be entitled to receive one or more stock certificates of Bad Toys into which the Myca Group Common Shares so surrendered will have been converted as determined pursuant to Section 7(c)(i) and the cash described therein. In the event that any holder of Myca Group's Common Shares is entitled to a fractional interest in a share of Bad Toys common stock, such holder shall receive in lieu thereof one share of common stock of Bad Toys.

        8. Effect of the Merger. At the Effective Time, the Surviving Corporation will succeed to, without other transfer, and will possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all restrictions, disabilities and duties, of each of Bad Toys and Myca Group, and all the rights, privileges, immunities, powers and franchises of each of Bad Toys and Myca Group and all property, real, personal and mixed, and all debts due to either of such constituent corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of such corporations, will be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest will be thereafter as effectually the property of the Surviving Corporation as they were of Bad Toys and Myca Group, respectively, and the title to any real estate vested by deed or otherwise in either of Bad Toys and Myca Group will not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of Bad Toys or Myca Group will be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of such constituent corporations, respectively, will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                                                                       Exhibit 2
                                                              Page 4 of 30 Pages

        9. Approval of Shareholders. This Agreement will be submitted to the shareholders of Bad Toys for adoption and approval on or before May 31, 2000 or such later date as the Boards of Directors of Bad Toys and Myca Group mutually approve.

        10. Representations  by Bad Toys.   Bad Toys represents as follows:

            (a) Bad Toys is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications.

            (b) Subject to shareholder approval of the transactions contemplated by this Agreement, Bad Toys has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by Bad Toys and all documents, instruments and certificates made or delivered by Bad Toys pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing will be duly authorized by all necessary action on the part of Bad Toys.

            (c) Subject to shareholder approval of the transactions contemplated by this Agreement, the terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Bad Toys hereunder and thereunder shall constitute valid and legally binding obligations of Bad Toys, enforceable against Bad Toys in accordance with the terms hereof and thereof.

            (d) The execution and delivery of this Agreement by Bad Toys do not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 10(d) hereto. The performance of this Agreement by Bad Toys and the consummation by Bad Toys of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 10(d) hereto.

                                                                       Exhibit 2
                                                              Page 5 of 30 Pages

            (e) The making and performance of this Agreement by Bad Toys and the consummation of the transactions contemplated hereby will not result in a breach or violation by Bad Toys of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation, its Bylaws, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which Bad Toys is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Bad Toys or any of the properties of Bad Toys.

            (f) Attached hereto as Exhibit 10(f) are financial statements of Bad Toys for the annual period ended December 31, 1999 and as of December 31, 1999, which have been audited in accordance with GAAP. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles as of the dates thereof and the periods covered thereby.

            (g) As of the date hereof, the executive officers and directors of Bad Toys are Larry Lunan and Susan Lunan (the "Lunans") and Roger Warren.

            (h) Bad Toys has authorized capital of ten million shares of Common Stock. Of these shares, 7,827,006 are issued and outstanding. Except as described in Exhibit 10(h) hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind providing for the issuance of any shares, or for the repurchase or redemption of shares, of Bad Toys' capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. Each person that has such a right shall surrender it to Bad Toys for no consideration other than that of promoting the Closing of the transaction described in this Agreement. All of the outstanding shares of Bad Toys common stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Bad Toys common stock were issued in violation of the federal or any state securities laws.

            (i) Attached hereto as Exhibit 10(i) is a true and correct list of all known material liabilities of Bad Toys, contingent or matured, as of February 29, 2000, which are not reflected on the balance sheet dated as of February 29, 2000 and which arose in the ordinary

                                                                       Exhibit 2
                                                              Page 6 of 30 Pages
course of business.

            (j) There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending or, to Bad Toys' knowledge, threatened against Bad Toys or affecting its assets or business, other than as listed on Exhibit 10(j) hereto.

            (k) Bad Toys has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and Bad Toys has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1999 as filed with the Internal Revenue Service has been delivered to the MYCA Group, together with all supporting schedules thereto. Bad Toys is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. Bad Toys' federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.


            (l)  Bad Toys'  business,  properties,  plant  and  offices  do  not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of Bad Toys' business have been timely obtained and are currently in effect. Bad Toys is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

            (m) Except as described on Schedule 10(m), Bad Toys is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for

                                                                       Exhibit 2
                                                              Page 7 of 30 Pages
purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement,
(v) contract with any shareholder of Bad Toys or an affiliate of any shareholder of Bad Toys within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 10(m), to the extent that the same give rights to Bad Toys, are enforceable by Bad Toys, and Bad Toys has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 10(m) have been delivered to the MYCA Group prior to the execution of this Agreement.

            Except as listed in Schedule 10(m), to the knowledge of Bad Toys, all parties other than Bad Toys obligated under the agreements listed on
Schedule 10(m) are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

            (n)  No  employee  pension   benefit  plan  within  the   meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by Bad Toys or exists to which Bad Toys has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither Bad Toys nor any corporation or other entity affiliated with Bad Toys contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of Bad Toys' employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA

            (o) Since its formation, Bad Toys has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has Bad Toys claimed any such infringement.

            (p) Bad Toys is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

            (q) The number of shares of Bad Toys that the Lunans own of record, beneficially or otherwise, is as follows (collectively referred to herein as the "Lunans Shares"):

                                                                       Exhibit 2
                                                              Page 8 of 30 Pages

                     Unrestricted                4,045,000
                     Restricted                    796,700
                           Total:                4,841,700


            (r) All of the unrestricted Lunans Shares were issued to them pursuant to the exemption from registration provided by Regulation D, Rule 504. No legend or other reference to any purported lien or encumbrance appears upon any certificate representing the unrestricted Lunans Shares. The Lunans are the record and beneficial owners of all the Lunans Shares, free and clear of all liens, encumbrances, restrictions, claims and equities whatsoever, other than those imposed by federal securities laws.

            (s) Except as disclosed in Exhibit 10(s) to Bad Toys' knowledge, Bad Toys is not in violation of any Environmental Laws; (B) no Lien has been attached to any of its assets or properties pursuant to any Environmental Laws;
(C) Bad Toys has utilized only haulers and transporters who are in possession of all applicable Permits to dispose of any Hazardous Substance; (D) there has been no treatment, storage, disposal or release of any Hazardous Substance by Bad Toys or, to Bad Toys' knowledge, any other person on any property on which its business is or has been conducted at any time in any manner that could reasonably be expected to lead to a material liability; (E) Bad Toys is not currently undertaking, or has completed, any remedial or response action relating to any such disposal or release at or from any property on which its business is or has been conducted, as required by Environmental Laws; (F) no Permits are required by applicable Environmental Laws ("Environmental Permits") with respect to the business of Bad Toys; (G) Bad Toys has not received formal or informal written or oral notice of any civil, criminal or administrative claims pending or threatened with respect to its business that is based on or related to any Environmental Laws; and (H) to Bad Toys' knowledge, there is no friable asbestos at, on, about, under or within any property on which its business is or has been conducted.

            For the purposes of this Section 10(s), the term "Environmental Laws" means any Federal, state, local or municipal Law, Permit or Order, including but not limited to the requirement to register underground storage tanks, relating to:

             emissions, discharges, releases or threatened releases of Hazardous

                                                                       Exhibit 2
                                                              Page 9 of 30 Pages

            Substances into the natural environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface,  buildings  or  facilities,  surface water, groundwater,
            publicly-owned  treatment  works,   septic  systems  or  land;

                    the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Substances; or otherwise relating to pollution or the protection of health or safety or the environment, or solid waste handling, treatment or disposal or operation.


        The term "Hazardous Substances" means hazardous materials, contaminants, pollutants, oils, constituents, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, and any other hazardous, toxic or noxious substance, materials, pollutant or solid or liquid waste that is regulated by, or forms the basis of liability under, any Environmental Law.

            (t) Bad Toys (including its officers and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

            (u) Bad Toys has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation and warranty set forth herein.

        11. Representations  of Myca Group. Myca Group represents as follows:

            (a) Myca Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is authorized to transact its business and, except

                                                                       Exhibit 2
                                                             Page 10 of 30 Pages
as set forth on Exhibit 11(a), is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications. Myca Group is engaged in the business of computer software development and application.

            (b) The authorized capital stock of Myca Group consists of 750 shares of common stock, without par value, of which 100 shares are issued and outstanding (the "Myca Group Shares"). Each Myca Group Shareholder is the record and beneficial owner of the Myca Group Shares owned by him or her, free and clear of all liens and encumbrances. Except as provided in Exhibit 11(b) hereto, no legend or other reference to any purported lien or encumbrance appears upon any certificate representing the Myca Group Shares. All of the Myca Group Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for the Share Purchase Agreement dated October 3, 1991, as amended on October 27, 1998, there are no existing agreements, options, warrants, rights, calls or commitments of any kind to which Myca Group or any Myca Group Shareholder is a party or by which any of such persons or entities is bound providing for the issuance of any shares, or for the repurchase or redemption of shares, of Myca Group's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. None of the Myca Group Shares were issued in violation of the federal or any state securities laws.

            (c) The Myca Group has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by the Myca Group pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by the Myca Group and all documents, instruments and certificates made or delivered by the Myca Group pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing Date will be duly authorized by all necessary action on the part of the Myca Group.

            (d) The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by the Myca Group hereunder and thereunder constitute valid and legally binding obligations of the Myca Group, enforceable against

                                                                       Exhibit 2
                                                             Page 11 of 30 Pages
the Myca Group in accordance with the terms hereof and thereof.

            (e) The execution and delivery of this Agreement by the Myca Group does not require any consent of, notice to or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished, and satisfactory evidence thereof has been delivered to Bad Toys. The performance of this Agreement by the Myca Group and the consummation by the Myca Group of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority.

            (f) The making and performance of this Agreement by the Myca Group and the consummation of the transactions contemplated hereby will not result in a breach or violation by the Myca Group of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Myca Group is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Myca Group or any of the properties of Myca Group.

            (g) Attached hereto as Exhibit 11(g) are unaudited financial statements of Myca Group for the periods ended December 31, 1997 and 1998 and unaudited financial statements of Myca Group for the period from January 1, 1999 through December 31, 1999. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles, except for those adjustments that would be required for audited financial statements.

            (h) As of the date hereof, the executive officers and directors of Myca Group are Patricia Massey, Joan Carroll, George Young, G. Allan Massey and Sharon Pinder (director only).

            (i) Attached as Exhibit 11(i) is a true and correct list of all material liabilities of Myca Group, contingent or matured, which are not reflected on the balance sheet dated as of February 29, 2000 and which arose in the ordinary course of business.

            (j) There is no claim for personal injury, products liability, property or other

                                                                       Exhibit 2
                                                             Page 12 of 30 Pages
damages, grievance, action, proceeding or governmental investigation pending, or to Myca Group's knowledge, threatened against Myca Group or affecting its assets or business, other than as listed on Exhibit 11(j) hereto.

            (k) Myca Group has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and Myca Group has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1998 as filed with the Internal Revenue Service has been delivered to Bad Toys, together with all supporting schedules thereto. Myca Group in not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. Myca Group's federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

            (l)  Myca  Group's  business,  properties,  plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of Myca Group's business have been timely obtained and are currently in effect. Myca Group is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

            (m) Except as described on Schedule 11(m), Myca Group is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of Myca

                                                                       Exhibit 2
                                                             Page 13 of 30 Pages

Group or an affiliate of any shareholder of Myca Group within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 11(n), to the extent that the same give rights to Myca Group, are enforceable by Myca Group, and Myca Group has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 11(m) have been delivered to Bad Toys prior to the execution of this Agreement.

                 Except as listed in Schedule 11(m), to the knowledge of Myca Group, all parties other than Myca Group obligated under the agreements listed on Schedule 11(n) are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

            (n) Except as set forth on Exhibit 11(n), no employee pension benefit plan within the meaning of Section 3(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has been maintained or sponsored by Myca Group or exists to which Myca Group has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither Myca Group nor any corporation or other entity affiliated with Myca Group contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of Myca
Group's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

            (o)  Since  its  formation,  Myca  Group  has   not  infringed   any
patents, trademarks, service marks or trade names registered to or used by it in its business, nor has Myca Group claimed any such infringement.

            (p) Myca Group is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

            (q) Except as disclosed in Exhibit 11(q), (A) to Myca Group's knowledge, Myca Group is not in violation of any Environmental Laws; (B) no Lien has been attached to any of its assets or properties pursuant to any Environmental Laws; (C) Myca Group has utilized only haulers and transporters who are in possession of all applicable Permits to dispose of any Hazardous Substance; (D) there has been no treatment, storage, disposal or release of any

                                                                       Exhibit 2
                                                             Page 14 of 30 Pages

Hazardous Substance by Myca Group or, to Myca Group's knowledge, any other person on any property on which its business is or has been conducted at any time in any manner that could reasonably be expected to lead to a material liability; (E) Myca Group is not currently undertaking, or has completed, any remedial or response action relating to any such disposal or release at or from any property on which its business is or has been conducted, as required by Environmental Laws; (F) no Permits are required by applicable Environmental Laws ("Environmental Permits") with respect to the business of Myca Group; (G) Myca Group has not received formal or informal written or oral notice of any civil, criminal or administrative claims pending or threatened with respect to its business that is based on or related to any Environmental Laws; and (H) to Myca Group's knowledge, there is no friable asbestos at, on, about, under or within any property on which its business is or has been conducted.

               For the purposes of this Section 11(q), the term "Environmental Laws" means any Federal, state, local or municipal Law, Permit or Order, including but not limited to the requirement to register underground storage tanks, relating to:

                      (A) emissions, discharges, releases or threatened releases of Hazardous Substances into the natural environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land;

                      (B) the generation,  treatment,  storage,  disposal,  use, handling, manufacturing, transportation or shipment of Hazardous Substances; or

                      (C) otherwise  relating to pollution or the  protection of health or safety or the environment, or solid waste handling, treatment or disposal or operation.

        The term "Hazardous Substances" means hazardous materials, contaminants, pollutants, oils, constituents, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as

                                                                       Exhibit 2
                                                             Page 15 of 30 Pages
amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, and any other hazardous, toxic or noxious substance, materials, pollutant or solid or liquid waste that is regulated by, or forms the basis of liability under, any Environmental Law.

            (r) Myca Group (including its officers and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

            (s) Myca Group has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

        12. Covenants of the Parties.

            (a) Reorganization of Bad Toys. Promptly after the execution of this Agreement, Bad Toys shall cause all corporate actions to occur, including without limitation the holding of a special meeting of the shareholders of Bad Toys, that are required to approve:

                      (i) An amendment to Bad Toys' Articles of Incorporation to increase Bad Toys' authorized capital stock to 90 million shares of common stock and 10 million shares of preferred stock;
                      (ii) The formation of a new wholly owned subsidiary ("Bad Toys Sub") of Bad Toys, the transfer to Bad Toys Sub by Bad Toys of (a) all of the assets of the custom motorcycle manufacturing business plus
                             (b) $150,000 received from the Private Placement (as defined herein) in exchange for (y) one million shares of common stock of Bad Toys Sub and (z) Bad Toys Sub assuming all liabilities of Bad Toys except its liability to the Lunans, subsequent to which Bad Toys shall transfer to the Lunans all of the Bad Toys Sub outstanding stock and $150,000 in exchange for the Lunans'

                                                                       Exhibit 2
                                                             Page 16 of 30 Pages
                            cancellation of all Bad Toys' indebtedness to them.
            (b) Proxy Statement. In connection with the foregoing matters, Bad Toys shall prepare a proxy statement seeking approval by Bad Toys' shareholders of the above and within described reorganization of Bad Toys and of this Agreement and the Merger, which proxy statement shall be prepared in compliance with Regulation 14A under the Securities Exchange Act of 1934, as amended. The proxy statement shall be subject to review and approval by the Myca Group and shall be mailed to Bad Toys' shareholders at least ten days prior to a special shareholders' meeting called to approve the reorganization and this Agreement. The Lunans shall vote their shares in accordance with the majority vote of the other shareholders.

            (c) Private Placement. Promptly after the execution of this Agreement, Bad Toys shall initiate a private placement pursuant to Rule 506 of Regulation D of its shares of common stock exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D (the "Private Placement") with the goal of realizing net proceeds of at least $2,000,000. The number of shares of common stock to be offered and the offering price per share shall be agreed upon by Bad Toys and the Myca Group. The net proceeds of the offering shall be used by Bad Toys as follows: (i) $800,000 shall be the cash portion of the consideration paid to the Myca Group shareholders in connection with the Merger as described in paragraph 7(c)(i),
(ii) $150,000 shall be paid to Bad Toys Sub to pay existing Bad Toys debt, (iii) $150,000 shall be paid to the Lunans (together with all the Bad Toys Sub outstanding common stock) to extinguish all remaining debts of Bad Toys owed to the Lunans, and (iv) $900,000 shall be retained by Bad Toys for product and service development subsequent to the Effective Time.

            (d) Access and Information. Bad Toys and Myca Group hereby agree that each will give to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger to all of its properties, books, contracts, commitments and records, and that each will furnish the other during such period with all such information concerning its affairs as such other party may reasonably request. In the event of the termination of this Agreement, each party will, upon the request of the other, destroy or deliver to the other all documents, work papers and other material obtained from the

                                                                       Exhibit 2
                                                             Page 17 of 30 Pages
other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not heretofore made public kept confidential.

            (e) Further Assurances. If at any time the Surviving Corporation will consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Myca Group acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Myca Group and the Surviving Corporation, respectively, will be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignment and assurances in law and take such other action as may be necessary or proper in the name of the Myca Group or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.

            (f) Press Releases. The parties will consult with each other as to the form and substance of any press release, written communication with their shareholders or other public disclosure of matters related to this Agreement, and a party will not issue any such press release, written communication or public disclosure without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that nothing contained herein will prohibit any party, following notification to the other party, from making any disclosures which its counsel deems necessary to conform with the requirements of law.

            (g) Confidentiality. From the date of this Agreement and for a period of five years thereafter, each of the parties hereto covenants that it will not use for the benefit of any of them or disclose to another any Confidential Information (as hereafter defined) except as such disclosure or use may be consented to in advance by the party which had supplied the information in a writing which specifically refers to this covenant. Confidential
Information as used herein means information of commercial value to the supplying party and that is not normally made public by the supplying party, including but not limited to the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement, trade secret, data, invention, discovery, technique, marketing plan, strategy, forecast, customer or supplier lists,

                                                                       Exhibit 2
                                                             Page 18 of 30 Pages
business plan or financial information.

            (h)  Legends.

        THE PARTIES ACKNOWLEDGE THE SALES OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONERS OF CORPORATIONS OF THE STATES OF OHIO, TENNESSEE OR NEVADA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION UNDER THE LAWS OF THOSE STATES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

            (i) Additional Financial Statements. On or before May 5, 2000, Myca Group shall provide to Bad Toys Myca Group's unaudited interim financial statements for the first calendar or quarter of 2000, compared with the first calendar quarter of 1999, in the form required in Item 310 of Regulation S-B of the Securities and Exchange Commission.

        13. Conditions Precedent to Bad Toys' Obligations.

            (a) Conditions Precedent. The obligations of Bad Toys to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (i) Myca Group shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by Myca Group on or before the Closing Date.

                      (ii) All representations and warranties of Myca Group contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by Myca Group under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.


                                                                       Exhibit 2
                                                             Page 19 of 30 Pages

                      (iii) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting Myca Group; (ii) Myca Group shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by Myca Group shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment only on terms and conditions which require BAD TOYS to incur substantially greater costs or burdens than BAD TOYS reasonably anticipated on the date of this Agreement.

                      (iv) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Bad Toys, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (v) Myca Group shall have tendered to BAD TOYS all documents, certificates, payments and other items required by this Agreement hereof to be delivered to BAD TOYS.

                      (vi)   A majority of the BAD TOYS Shareholders  shall have
                             approved   of  the  Merger  and  the   transactions
                             contemplated by this Agreement.

                      (vii) Bad Toys and/or Myca Group shall have received any consents necessary to perform their respective obligations under this Agreement.
                      (viii) BAD TOYS shall have  received  any and all permits, authorizations,

                                                                       Exhibit 2
                                                             Page 20 of 30 Pages
                             approvals   and  orders  under  federal  and  state
                             securities laws for the issuance of BAD TOYS' Common Stock, without the imposition of any conditions adverse to BAD TOYS.

                      (ix) Each person identified in the Myca Group Share Purchase Agreement dated October 3, 1991, as amended on October 27, 1998, shall have surrendered, for no consideration other than advancing the closing of the transaction described in this Agreement, any right set forth in such agreement to acquire any shares of capital stock or other security of Myca Group.

                      (x) The Lunans and the Myca Group shareholders shall have agreed on limitations on their respective ability to trade their common shares of Bad Toys for the period ending on the first anniversary of this Agreement.
        14. Conditions Precedent to Myca Group's Obligations.

            (a) Conditions Precedent. The obligation of Myca Group to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (i) Bad Toys shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by Bad Toys on or before the Closing Date.

                      (ii) All representations and warranties of Bad Toys contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by Bad Toys under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                      (iii) During the period from the date of this Agreement through and

                                                                       Exhibit 2
                                                             Page 21 of 30 Pages
                             including the Closing Date: (i) there shall not have occurred any material adverse change affecting BAD TOYS; (ii) BAD TOYS shall not have sustained any loss or damage that materially affects its
                             ability  to  conduct   its   business;   (iii)  the
                             performance by BAD TOYS shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment on terms and conditions which require Myca Group to incur substantially greater costs or burdens than Myca Group reasonably anticipated on the date of this Agreement.

                      (iv) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Myca Group, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (v) Bad Toys shall have tendered to Myca Group all documents, certificates, and other items required by this Agreement hereof to be delivered to Myca Group.

                      (vi) Bad Toys shall have entered into an Employment Agreement with each of George Young, Joan Carroll, Patricia Massey and G. Allan Massey, in substance and form satisfactory to each of them, respectively.

                      (vii) The Private Placement shall have been successfully completed and consummated on or prior to the Closing Date.

                      (viii) The Bad Toys  shareholders  shall have approved the transactions

                                                                       Exhibit 2
                                                             Page 22 of 30 Pages
                             contemplated by this Agreement.

                      (ix) Each person identified in Exhibit 3.8 that has an option or a right to acquire any of the unissued shares of BAD TOYS capital stock shall have surrendered such option or right to BAD TOYS for no consideration other than that of promoting the Closing of the transaction described in this Agreement.

                      (x) The percentage of the outstanding shares of common stock of Bad Toys owned by shareholders who perfect their dissenters' rights under the Nevada statutes exceeds 0.5%.

                      (xi) Bad Toys and/or Myca Group shall have received any consents necessary to perform their respective obligations under this Agreement.

                      (xii) The Lunans and the Myca Group shareholders shall have agreed on limitations on their respective ability to trade their common shares of Bad Toys for the period ending on the first anniversary of this Agreement.
        15. Closing.
            (a)    The  Closing  shall  be   effected  in  accordance  with  the
                   following:

                      (i) Myca Group shall deliver to Bad Toys good standing certificates from the secretaries of state of the State of Ohio and any other state where the ownership  of  its  assets  or  the  conduct of its
                             business would require such qualification, attesting to the good standing of Myca Group in each such state.

                      (ii) All other previously rendered documents, instruments and other writings required to be delivered by Bad Toys to Myca Group at or prior to the Closing pursuant to this Agreement or otherwise legally

                                                                       Exhibit 2
                                                             Page 23 of 30 Pages
                             required or reasonably necessary in connection herewith shall be delivered.

                      (iii) Bad Toys shall deliver to the Myca Group Shareholders stock certificates, registered in their respective names and for the number of common shares set forth in Exhibit 15(a)(iii) attached hereto, bearing the appropriate legends, representing an aggregate of 40,000,000 shares of Bad Toys Common Stock, and the Myca Group
                             Shareholders shall deliver to Bad Toys stock certificates representing 100 issued and outstanding shares of capital stock of Myca Group, together with executed stock powers transferring to Bad Toys 100 issued and outstanding shares of capital stock of Myca Group.

                      (iv) Each of the Lunans and any other person serving as an officer or director of Bad Toys shall deliver to Bad Toys his and her executed resignation as an officer and director of Bad Toys, addressed to the Secretary of Bad Toys, Inc. and dated the Closing Date.

                      (v) Bad Toys shall deliver to Myca Group executed documents representing (a) the incorporation of a Bad Toys Sub; and (b) appropriate minutes of the incorporator and the initial board of directors of Bad Toys Sub authorizing the sale of one million shares of its common stock to Bad Toys in exchange for all of the assets of Bad Toys (including the $150,000 described in Section 12(a)(ii) of the Agreement) and the assumption by Bad Toys Sub of the liabilities, known or unknown, of Bad Toys related to Bad Toys' motorcycle business, but specifically excluding any liabilities owed to the Lunans and any liabilities arising in connection with or related to th e Reorganization and (c)
                             Amended Articles of Incorporation of Bad Toys certified by the Secretary of State of Nevada evidencing Bad Toys' increased capitalization.

                                                                       Exhibit 2
                                                             Page 24 of 30 Pages

                      (vi) Bad Toys shall deliver to the Lunans an executed "Assignment and Bill of Sale," assigning to Bad Toys Sub all of the pre-closing assets of Bad Toys, whether real, personal or intangible, and including the cash amount described in paragraph 12(a)(ii) above.

                      (vii) Bad Toys Sub shall deliver to Bad Toys a certificate representing one million shares of Bad Toys Sub common stock and registered in the name of "Bad Toys, Inc." and an Assumption of Liabilities Agreement assuming the liabilities described in
                             Section 12(a)(ii), which Assumption of Liabilities Agreement the Lunans shall also have executed.

                      (viii) Bad Toys shall  deliver  to the Lunans an  executed and undated stock power, transferring to the Lunans the one million shares of Bad Toys Sub common stock.

                      (ix) Bad Toys shall deliver to Myca Group good standing certificates from the secretaries of state of the States of Tennessee and Nevada, attesting to the good standing of Bad Toys in each such state.

                      (x) The Lunans shall deliver to Bad Toys a written release of all liability of Bad Toys to them, as described in Section 12(a)(ii) of the Agreement.

                      (xi) All other previously rendered documents, instruments and writings required to be delivered by Bad Toys or the Lunans to another party hereto at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith.
        16. Termination. This Agreement may be terminated prior to the Closing by delivery of notice in writing to that effect as follows:

            (a) By Myca Group if any one or more of the conditions to the obligations of Myca Group to close has not been fulfilled as of the Closing Date;

                                                                       Exhibit 2
                                                             Page 25 of 30 Pages

            (b) By Bad Toys if any one or more of the conditions to its obligations to close have not been fulfilled as of the Closing Date;

            (c) At any time on or prior to the Closing Date by mutual written consent of all of the parties hereto. If this Agreement so terminates, it shall become null and void and have no further force or effect except as provided in the paragraphs immediately below.

        If this Agreement is terminated in accordance with the immediately preceding paragraph and the transactions contemplated hereby are not consummated, this Agreement shall be void and of no further force and effect, provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Sections 13 or 14, as the case may be, results from the violation of such party of any provisions contained in this Agreement or any schedules and exhibits delivered pursuant to this Agreement.

        17. Indemnification.

            (a) Indemnification by Bad Toys. Bad Toys shall defend, indemnify and hold Myca Group harmless against and in respect of any damage, loss, liability, cost or expense, including reasonable attorney's fees, resulting or arising from or incurred in connection with (i) any misrepresentation, breach of warranty or non-fulfillment or non-performance of any agreement on the part of Bad Toys under this Agreement or any exhibit, schedule or other instrument furnished or to be furnished by it under this Agreement, and (ii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

            (b) Indemnification by Myca Group. Myca Group shall defend, indemnify and hold Bad Toys harmless against and in respect of any damage, loss, liability, cost or expense, including reasonable attorney's fees, resulting or arising from or incurred in connection with (i) any misrepresentation, breach of warranty or non-fulfillment or non-performance of any agreement on the part of Myca Group under this Agreement or any exhibit, schedule or other

                                                                       Exhibit 2
                                                             Page 26 of 30 Pages
instrument furnished or to be furnished by it under this Agreement, and (ii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

            (c) Procedure. Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this Section apply, the party against whom the claim has been asserted shall promptly notify the other party or parties to this Agreement against whom a claim for indemnification is expected to be made of such claim (and such notice shall be a condition precedent to the liability of the parties or party so notified with respect to such claim). Any party so notified shall have the right, at its own expense and with counsel of its choice, to control the defense of any such claim and all actions and proceedings in connection therewith, provided that any party seeking indemnification shall have the right to participate in such defense with counsel of its choice at its own expense. No such claim shall be compromised or settled by any party to this Agreement without the prior written consent of the other party or parties. Each other party shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of such claim.

        18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without application of Ohio's conflicts of laws provision.

        19. Execution in Counterparts. This Agreement and any of the documents described herein that are necessary for the Closing may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

        20. Further Assurances. If, at any time before, on or after Closing Date, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use such party's best efforts to cause such action to be taken.

        21. Expenses. Myca Group shall bear all expenses incurred by them in connection with the negotiation, preparation or execution of this Agreement, and Bad Toys shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement.

                                                                       Exhibit 2
                                                             Page 27 of 30 Pages

        22. Judicial Proceedings. Each party hereto consents to the exclusive jurisdiction over it of the courts of the State of Ohio in the County of Hamilton and of the courts of the United States in the Southern District of Ohio and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 23. All actions arising out of or relating in any way to any of the provisions of this Agreement or the transactions contemplated hereby shall be brought or maintained only in one of such courts. The parties hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in such courts and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding brought in any such court, after all appeals or all rights of appeal have expired, shall be conclusive and binding upon them and may be enforced in any competent court located elsewhere.

        23. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail (postage prepaid, certified or registered, return receipt requested) and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice delivered personally shall be deemed to be received on the date of personal delivery; any notice sent by overnight courier shall be deemed to be received upon confirmation one business day after the date sent; and any notice mailed shall be deemed to be received on the date stamped on the receipt.

        If to Myca Group:           Myca Group, Inc.
                                    602 Main Street
                                    Cincinnati, Ohio  45202

                                    Attention:  Patti Massey

                                                                       Exhibit 2
                                                             Page 28 of 30 Pages

        Copy to:                    Neil Ganulin, Esq.
                                    Frost & Jacobs LLC
                                    2500 PNC Center
                                    Cincinnati, Ohio  45202

        If to Bad Toys or
        Bad Toys Sub:               Larry Lunan
                                    2344 Woodridge Avenue
                                    Kingsport, TN  37664

        Copy to:                    Thomas J. Kenan
                                    Fuller, Tubb, Pomeroy & Stokes
                                    201 Robert S. Kerr Avenue, Suite 1000
                                    Oklahoma City, OK 73102


        24. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether herein so expressed or not.

        25. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        26. Amendment. Except as otherwise provided herein, the parties hereto may modify or supplement this Agreement at any time, but only in writing duly executed by each of the parties hereto.

        27. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

        28. Entire Understanding. The terms set forth in this Agreement including its Exhibits are intended by the parties as the final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Exhibits attached to this Agreement are made a part of this Agreement.

                                                                       Exhibit 2
                                                             Page 29 of 30 Pages

        29. Acknowledgment of Kenan's Conflicts of Interest. All parties to this Agreement acknowledge their understanding and acceptance of the fact that Kenan, an attorney, has represented Bad Toys in this and other matters, that he owns 220,000 shares of Bad Toys common stock, and that he has a personal interest in the transactions described herein.

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


BAD TOYS, INC.                               MYCA GROUP, INC.



By:/s/Larry Lunan                            By:/s/Joan Carroll
   ------------------------------               --------------------------------
   Larry Lunan, President                       Joan Carroll, President




                                                                       Exhibit 2
                                                             Page 30 of 30 Pages